UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2026

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of principal executive offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Nonvoting Common Stock, par value $0.01 per share	BRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 8, 2026, Brady Corporation (the “Company”) announced that Russell R. Shaller will be retiring as the Company’s President and Chief Executive Officer, effective June 8, 2026 (the “Effective Date”). In connection with his retirement, Mr. Shaller also resigned from his position on the Board of Directors of the Company as of the Effective Date. Pursuant to the terms of a Complete and Permanent Release and Retirement Agreement between the Company and Mr. Shaller dated as of June 7, 2026 (the “Retirement Agreement”), Mr. Shaller will remain employed by the Company and receive his current salary and benefits from the Effective Date until August 1, 2026, during which time he will be available to the Company in a consultative position to assist with respect to the transition.
Under the terms of his Retirement Agreement, Mr. Shaller will remain entitled to receive the cash bonus earned for the Company’s 2026 fiscal year, subject to an individual performance multiplier of 100%. He will also be entitled to retain all of his outstanding performance restricted stock unit awards (“PSUs”) and will vest in such awards to the extent the performance goals in effect for such awards are achieved, with vesting to be provided on a full (not pro-rated) basis. In addition, Mr. Shaller will retain all of his preexisting rights regarding any awards of stock options and restricted stock units and PSUs (subject to the modification described above) outstanding as of the Effective Date in accordance with the equity plans and grant agreements governing such equity, including eligibility for “Retirement” treatment under such awards, if applicable. The Retirement Agreement does not amend any of Mr. Shaller’s restrictive covenants contained in his employment offer letter with the Company, dated March 15, 2022, including with respect to non-competition and non-solicitation provisions. The Retirement Agreement contains standard confidentiality, waiver and release and non-disparagement provisions. The Retirement Agreement is subject to legal revocation rights.
The Company also announced that, as of June 8, 2026, Vineet Nargolwala has been appointed President and Chief Executive Officer. Mr. Nargolwala will remain a member of the Board of Directors but will no longer serve on any committees of the Board requiring director independence.
Mr. Nargolwala previously served as President, Chief Executive Officer and Director of Allegro MicroSystems, Inc. from June 2022 to February 2025. Prior to joining Allegro, Mr. Nargolwala was with Sensata Technologies for nearly a decade. He has served on the Company’s Board of Directors for the past four years and has been intricately involved in the Board’s assessment of, and the decision to acquire, the Productivity Solutions and Services business from Honeywell, which transaction remains subject to close. Earlier in his career, Mr. Nargolwala spent nearly 10 years at Honeywell in senior leadership roles.
There are no arrangements or understandings between Mr. Nargolwala and any other persons pursuant to which he was selected as an officer of the Company, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company entered into an employment offer letter dated June 7, 2026 with Mr. Nargolwala (the “Offer Letter”). The Offer Letter provides that Mr. Nargolwala will receive an annual base salary of $1,000,000, subject to periodic review and adjustment. The Offer Letter also provides that he will participate in the Company’s annual cash incentive plan in fiscal 2026, with a targeted annual incentive opportunity of 125% of base salary, effective June 8, 2026. The Offer Letter further provides that Mr. Nargolwala will receive an annual stock incentive award with a grant date value of $6,400,000, subject to approval by the Management Development and Compensation Committee. Of this amount, $3,200,000 of his fiscal 2027 annual stock incentive award will consist of time-based restricted stock units that vest ratably over three years, with a grant date of June 8, 2026. Under the terms of the Offer Letter, Mr. Nargolwala will be required to hold, directly or indirectly, shares of the Company’s Class A common stock equal to five times his base salary within five years of his appointment as President and Chief Executive Officer.
Also pursuant to the terms of the Offer Letter, if Mr. Nargolwala purchases shares of the Company’s Class A common stock within 180 days of June 8, 2026, the Company will grant him a matching award of restricted stock units with an aggregate grant value equal to two times the total purchase price of the shares acquired, up to a maximum grant value of $2,000,000. This matching award will vest ratably over a two-year period, subject to Mr. Nargolwala’s continuous service and a requirement that he does not sell any shares of the Company’s Class A common stock during the vesting period. Furthermore, if Mr. Nargolwala’s employment is terminated by the Company without Cause or he resigns for Good Reason (as such terms are defined in the Offer Letter), he will be entitled to a severance benefit equal to two times the sum of his base salary and target bonus, payable in monthly installments over a 24-month period. The Company also entered into a Change of Control Agreement with Mr. Nargolwala (the “Change of Control Agreement”). Under the terms of the Change of Control Agreement, in the event of a qualifying termination within 24 months following a change of control (as such events are defined in the Change of Control Agreement), Mr. Nargolwala will receive two times his annual base salary, two times his target bonus, and the amount of his target bonus prorated based on when the termination occurs. Mr. Nargolwala will also receive an annual car allowance, a temporary corporate housing allowance and travel support.
A copy of the Company’s press release announcing Mr. Shaller’s retirement and Mr. Nargolwala’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing descriptions of the Retirement Agreement, the Offer Letter and the Change of Control Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Complete and Permanent Release and Retirement Agreement between the Company and Russell R. Shaller dated as of June 7, 2026.

10.2	Employment Offer Letter between the Company and Vineet Nargolwala dated as of June 7, 2026.

10.3	Change of Control Agreement between the Company and Vineet Nargolwala dated as of June 8, 2026
99.1	Press Release of Brady Corporation, dated June 8, 2026.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: June 11, 2026

/s/ ANN E. THORNTON
Ann E. Thornton
Chief Financial Officer, Chief Accounting Officer and Treasurer